        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1996
                                                      REGISTRATION NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   MAXIS, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                          94-3128369
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                     2121 N. CALIFORNIA BOULEVARD, SUITE 600
                       WALNUT CREEK, CALIFORNIA 94596-3572
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                                 1995 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                                 FRED M. GERSON
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                   MAXIS, INC.
                     2121 N. CALIFORNIA BOULEVARD, SUITE 600
                       WALNUT CREEK, CALIFORNIA 94596-3572
                                 (510) 933-5630
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                                    Copy to:
                              Mark E. Bonham, Esq.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94306
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                            PROPOSED             PROPOSED
                                                                            MAXIMUM               MAXIMUM            AMOUNT OF
                                                      AMOUNT TO BE       OFFERING PRICE          AGGREGATE         REGISTRATION
        TITLE OF SECURITIES TO BE REGISTERED           REGISTERED          PER SHARE          OFFERING PRICE            FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value
   - To be issued under the 1995 Employee Stock        100,000 shares      $11.2094(1)       $ 1,120,937.50(1)        $  340
     Purchase Plan
   - To be issued under the 1995 Stock Plan          1,200,000 shares      $13.1875(2)       $15,825,000.00(2)        $4,796

         TOTAL                                       1,300,000 shares                        $16,945,937.50           $5,136

====================================================================================================================================

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of 85% of the average of the high and the low prices reported in the Nasdaq National Market on October 21, 1996, $13.1875 per share (the "MARKET PRICE").
(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the Market Price.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission by Maxis, Inc. (the "COMPANY") are hereby incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act.

         (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed April 5, 1995 pursuant to
Section 12(g) of the Exchange Act and declared effective May 24, 1995.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by

Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify each of its directors and officers (including any person who is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and including any person who was a director or officer of a corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant; (ii) the Registrant may, at its discretion, indemnify each of its employees and agents (excluding directors or officers, but including any person who is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and including any person who was an employee or agent of a corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant; and (iii) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees.

        The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Company will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnity agreement, the Company's Bylaws or any statute or law. Under the agreements, the Company is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Company consents to such settlement; (iii) with respect to any proceeding brought by the Company against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws; (v) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) an account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Company or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Company or its stockholders; or
(ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnification provision in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

         Pursuant to that certain Underwriting Agreement among the Company and the underwriters of the Company's initial public offering dated May 24, 1995, the Company's officers and directors and other persons who control the Company are indemnified against any and all losses, claims, damages or liabilities to which such persons may become subject under the Securities Act, Exchange Act and common law which arise out of any untrue statement regarding or omission of a material fact contained in the registration statement for such initial public offering if such statement or omission was made in reliance upon and in conformity with information provided to the Company in writing by any underwriter of the Company's initial public offering.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

   EXHIBIT
   NUMBER                             DESCRIPTION
   -------     -----------------------------------------------------------------

     4.1 1995 Employee Stock Purchase Plan with form of Subscription Agreement, as amended.

     4.2       1995 Stock Plan, as amended.

     5.1       Opinion of counsel as to legality of securities being registered.

    23.1       Consent of counsel (contained in Exhibit 5.1).

    23.2       Consent of Ernst & Young LLP (see page II-7).

    24.1       Power of Attorney (see page II-5).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indem-nification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on this 22nd day of October, 1996.

                                   MAXIS, INC.


                                   By:/s/ FRED M. GERSON
                                      -----------------------------
                                      Fred M. Gerson
                                      Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fred M. Gerson and Robert S. Roden, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 22nd day of October, 1996 in the capacities indicated:

           Signature                                    Title
------------------------------------   -----------------------------------------

/s/ JEFFREY B. BRAUN                   Chairman of the Board
-----------------------------
(Jeffrey B. Braun)


/s/ FRED M. GERSON                     Vice President and Chief Financial
-----------------------------          Officer (Principal Financial and
(Fred M. Gerson)                       Accounting Officer)


/s/ SAMUEL L. POOLE                    President, Chief Executive Officer
-----------------------------          and Director (Principal Executive
(Samuel L. Poole)                      Officer)


/s/ WILLIAM H. JANEWAY                 Director
-----------------------------
(William H. Janeway)


/s/ DR. HENRY KRESSEL                  Director
-----------------------------
(Dr. Henry Kressel)


/s/ CHARLES H. GAYLORD, JR.            Director
-----------------------------
(Charles H. Gaylord, Jr.)


/s/ WILLIAM R. WRIGHT                  Director
-----------------------------
(William R. Wright)


/s/ AVRAM C. MILLER                    Director
-----------------------------
(Avram C. Miller)


/s/ ERIC C.W. DUNN                     Director
-----------------------------
(Eric C.W. Dunn)

                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1995 Employee Stock Purchase Plan, as amended, and the 1995 Stock Plan as amended, of Maxis, Inc., and subsidiaries of our reports dated April 23, 1996 with respect to the consolidated financial statements of Maxis, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG LLP

Walnut Creek, California
October 22, 1996

                                   MAXIS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

     Exhibit
     Number                                Description
     -------              -------------------------------------------

       4.1           1995 Employee Stock Purchase Plan with form of
                     Subscription Agreement, as amended.........................


       4.2           1995 Stock Plan, as amended................................


       5.1           Opinion of counsel as to legality of securities being
                     registered.................................................


      23.1           Consent of counsel (contained in Exhibit 5.1) .............


      23.2           Consent of Ernst & Young LLP (see page II-7)...............


      24.1           Power of Attorney (see page II-5) .........................